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                                                                      Exhibit 21

                SUBSIDIARIES OF AIR PRODUCTS AND CHEMICALS, INC.

The following is a list of the Company's subsidiaries, all of which are wholly owned as of 30 September 2003, except for certain subsidiaries of the Registrant which do not in the aggregate constitute a significant subsidiary as that term is defined in Rule 12b-2 under the Securities Exchange Act of 1934.

                                  UNITED STATES

All companies are incorporated in the State of Delaware unless otherwise indicated.

Registrant -- Air Products and Chemicals, Inc.
Air Products Asia, Inc.
Air Products (Didcot), Inc.
Air Products Helium, Inc.
Air Products Hydrogen Company, Inc.
Air Products, L.P.
Air Products International Corporation
Air Products Manufacturing Corporation
Air Products of Oklahoma, Inc.
Air Products Polymers Holdings, L.P.
Air Products Polymers, L.P.
Air Products Powders, Inc.
Air Products (Rozenburg), Inc.
American Homecare Supply Metro New York, LLC
American Homecare Supply Mid-Atlantic, LLC
American Homecare Supply West Virginia, Inc.
APCI (U.K.), Inc.
Collins I.V. Care, Inc. (Connecticut)
C.O.P.D. Services, Inc. (New Jersey)
Denmark's, Inc. (Massachusetts)
DependiCare Home Health, Inc. (Illinois)
Genox Homecare, Inc. (Connecticut)
Middletown Oxygen Company, Inc.
Prodair Corporation

                                     BELGIUM

Air Products S.A.
Air Products Management S.A.

                                     BERMUDA

Asia Industrial Gas Company Ltd.

                                     BRAZIL

Air Products Brasil Ltda. (The organization of this affiliate more closely resembles a partnership with limited liability than a corporation.)

                                     CANADA

Air Products Canada Limited

                                      CHINA

Air Products and Chemicals (China) Investment Co., Limited
Air Products (Nanjing) Co., Limited
Chun Wang Industrial Gases, Limited
Eastern Air Products (Shanghai) Co., Limited
Northern Air Products (Tianjin) Limited
Southern Air Products (Guangzhou) Limited
Southern Air Products (Zhuhai) Limited

                                 CZECH REPUBLIC

Air Products spol s.r.o.

                                     FRANCE

Air Products SAS
Air Products (Medical) S.a.r.l.
Air Prod 99 S.A.S.
Prodair et Cie S.C.S.
Prodair S.A.

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                                    GERMANY

Air Products GmbH
Air Products Medical GmbH
Air Products Polymers GmbH & Co KG
Air Products Powders GmbH

                                    INDONESIA

PT Air Products Indonesia

                                     IRELAND

Air Products Ireland Limited

                                     ISRAEL

Prodair Israel Limited

                                      JAPAN

Air Products Japan, Inc.

                                      KOREA

Air Products Korea, Inc.
Hanyang Technology Co., Ltd.
Korean Industrial Gases, Limited
Korea Specialty Gases Ltd.

                                    MALAYSIA

Air Products STB Sdn Bhd

                                     MEXICO

Air Products Resinas, S.A. de C.V.

                                THE NETHERLANDS

Air Products Holdings B.V.
Air Products Investments B.V.
Air Products Leasing B.V.
Air Products Nederland B.V.
Air Products (Pernis) B.V.

                                     NORWAY

Air Products A/S

                                      SPAIN

Air Products Iberica, S.L.
Gases Industriais, S.A.
S.E. de Carburos Metalicos S.A.

                                    SINGAPORE

Air Products Singapore Pte. Limited

                                     TAIWAN

San Fu Gas Co., Limited

                                 UNITED KINGDOM

Air Products PLC
Air Products (GB) Limited
Air Products Group Limited
Air Products (BR) Limited
Air Products (Chemicals) PLC
Air Products (Chemicals) Teeside Limited
Anchor Chemical (UK) Limited

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